Exhibit 10.1

AMENDMENT NO.1 TO

PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS

This Amendment No. 1 to the Purchase and Sale Agreement and Escrow Instructions (this “Amendment”), is dated as of March 29, 2022, between Maui Land & Pineapple Company, Inc., a Hawaii corporation, as “Seller”, and Fahkry LLC, a Wyoming limited liability company, as “Buyer” (collectively, the “Parties”). This Amendment is entered into with reference to the following facts:

RECITALS:

A.    Seller and Buyer entered into a Purchase and Sale Agreement and Escrow Instructions dated December 29, 2021, in relation to lots 2-A, 2-B, 2-C, 2-D, 2-E, and 2-F of the “Kapalua Makai Subdivision No. 1” located in Kapalua, Maui, Hawaii (the “Purchase Agreement”).

AGREEMENT

Now, THEREFORE, the Parties agree as follows:

1.          Schedule 2.1. The Parties hereby agree that Schedule 2.1, attached hereto, shall be incorporated into the Purchase Agreement as Schedule 2.1, referenced in Section 2.1 of the Purchase Agreement.

2.          Modification to 2.5. The Parties hereby confirm that Section 2.5 of the Purchase Agreement shall be removed and replaced with the following language.

2.5 Terms of Purchase.

(a)The Initial Deposit. An initial deposit of THREE HUNDRED THOUSAND DOLLARS ($300,000.00) (the “Initial Deposit”) shall be delivered to Escrow Holder by Buyer within five (5) business days after the Effective Date. As used in this Agreement, a “Business Day” means any day on which the Bureau of Conveyances of the State of Hawaii (“Bureau”) is open for the recording of deeds. Unless Buyer elects to not proceed with the purchase of the Property on or before March 31, 2022, or this Agreement terminates as a result of the failure of a condition hereunder, the Initial Deposit shall become non-refundable on March 31, 2022 and held in Escrow until Closing.

(b) The Additional Deposit. On or before the expiration of the Due Diligence Period, Buyer shall deliver to Escrow Holder an additional non-refundable deposit of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000.00) (the “Additional Deposit”) (the Initial Deposit and Additional Deposit, upon delivery to Escrow Holder and including all interest earned thereon, each being a “Deposit”, and collectively being the “Deposits”). This Additional Deposit shall be held in Escrow until Closing.

(c) Use of the Deposits. Immediately upon receipt of each Deposit, the Escrow Holder shall invest these funds in one or more federally insured deposit accounts approved by Buyer. Interest accrued on the Deposits shall be applied in the same manner as the Deposits. Upon the close of Escrow for this transaction (“Closing”), the Deposits shall be applied to the Purchase Price.

(d) Cash at Closing. The Purchase Price, less the Deposits, plus Buyer’s share of closing costs, prorations, and fees and charges payable pursuant to this Agreement, shall be delivered to Escrow Holder as provided in paragraph 6.3.

3.           Modification to Section 2.8. The Parties hereby confirm that Section 2.8 shall be removed and replaced with the following language.

2.8 DUE DILIGENCE PERIOD. The “Due Diligence Period” shall mean the period commencing on the Effective Date and ending on April 22, 2022 at 5:00 p.m. Hawaii Standard Time, for Buyer to determine whether Buyer may feasibly acquire and develop the Property as provided in paragraph 3.2.

4.           Modification to Section 2.9. The Parties hereby confirm that Section 2.9 of the Purchase Agreement shall be removed and replaced with the following language.

2.9 CLOSING DATE. The “Closing Date” shall be May 7, 2022.

5.           Modification to Section 5.1.4. The Parties hereby confirm that Section 5.1.4 of the Purchase Agreement shall be removed and replaced with the following language.

5.1.4 DEVELOPMENT PLAN. No later than ten (10) days prior to the end of the Due Diligence Period, Buyer shall prepare and deliver to Seller, Buyer’s conceptual development plan for the Property, which plan shall include a conceptual site plan showing the locations of roadways, buildings, and amenities (the “Development Plan”). The Development Plan shall be in accordance with the SMA Permit and include without limitation a permanent roadway connection with Lot 2-D of the Property between Office Road and Kapalua Drive to be built by the Buyer and dedicated to the Kapalua Resort Association. Under the Declaration of Covenants Buyer shall agree to develop and use the Property substantially in accordance with Buyer’s Development Plan. If Buyer’s Development Plan is not satisfactory to Seller in its reasonable discretion Seller may terminate this Agreement by written notice to Buyer no later than the end of the Due Diligence Period.

6.           Modification to Section 6.1. The Parties hereby confirm that Section 6.1(a) of the Purchase Agreement shall be removed and replaced with the following language.

6.1	THE CLOSING.

(a)

Subject to the satisfaction of all conditions precedent to Closing, including those set forth in Section 5, the Closing and Close of Escrow shall occur on the Closing Date as identified in Section 2.9.

(b)

The Buyer is permitted to request a one-time fifteen (15) day extension of the Closing Date by providing written notice to Seller that Buyer wishes to make such extension at least five (5) days prior to the Closing Date, which the Seller may accept or deny at its reasonable discretion, not to be unreasonably withheld.

(c)

On the Closing Date, the Limited Warranty Deed shall be recorded by the Escrow Holder in the Bureau. The terms “Close of Escrow” and “Closing” is used in this Agreement to mean the consummation of the transactions contemplated herein on the Closing Date.

[Signatures on Following Page]

IN WITNESS HEREOF, the Parties hereto have executed this Amendment as of the date and year first set forth above.

“BUYER” FAHKRY LLC By: /s/ Ebrahim K. Nakhjavani Name: Ebrahim K. Nakhjavani Its: Manager	“SELLER” MAUI LAND & PINEAPPLE COMPANY, INC. By: /s/ Paulus Subrata Name: Paulus Subrata Its: Vice President

SCHEDULE 2.1

LEASES

1.       Lease Agreement (KBM Hawaii) dated August 22, 2013, between Maui Land & Pineapple Company, Inc. and KBM Hawaii, as amended by that First Amendment to Lease Agreement dated June 1, 2017.

2.       Lease dated July 15, 2010, between Maui Land & Pineapple Company, Inc. and Kumulani Chapel, as amended by that First Amendment to Lease (Kumulani Chapel) dated August 10, 2011.

3.       Lease dated October 6, 2009, between Maui Land & Pineapple Company, Inc. and Kumulani Chapel, as amended by that First Amendment to Lease (Kumulani Chapel) dated April 7, 2011, that Second Amendment to Lease (Kumulani Chapel) dated April 19, 2011, that Third Amendment to Lease executed March 16, 2015, and that Fourth Amendment to Lease Agreement dated March 1, 2017.

4.       Lease dated October 6, 2009, between Maui Land & Pineapple Company, Inc. and Kumulani Chapel, as amended by that First Amendment to Lease executed March 16, 2015.

5.       Preschool Operating License dated August 13, 2003, between Maui Land & Pineapple Company, Inc. and Kumulani Chapel.

6.       Lease Agreement (MNS Ltd.) dated June 17, 2011, between Maui Land & Pineapple Company, Inc. and MNS, Ltd., as amended by that First Amendment to Lease Agreement dated February 1, 2017, and that Second Amendment to Lease Agreement dated January 31, 2020.

7.       Lease Agreement (the PGA Tour) dated December 31, 2011, between Maui Land & Pineapple Company, Inc. and PGA Tour, Inc., as amended by that First Amendment to Lease Agreement dated March 1, 2013, that Second Amendment to Lease Agreement dated February 5, 2014, that Third Amendment to Lease Agreement dated February 13, 2015, that Fourth Amendment to Lease Agreement dated August 15, 2016, that Fifth Amendment to Lease Agreement dated August 9, 2017, and that Sixth Amendment to Lease Agreement dated July 26, 2018.

8.       Lease Agreement (Quam Properties Hawaii, Inc.) dated March 21, 2013, between Maui Land & Pineapple Company, Inc. and Quam Properties Hawaii, Inc., as amended by that First Amendment to Lease Agreement dated February 1, 2017, and that Second Amendment to Lease Agreement dated January 31, 2020.

9.       Lease dated December 9, 2009, between Maui Land & Pineapple Company, Inc. and SpeediShuttle, as amended by that First Amendment to Lease (SpeediShuttle) dated February 2, 2010, that Second Amendment to Lease (SpeediShuttle) dated September 9, 2011, that letter agreement dated December 9, 2011, that Fourth Amendment to Lease Agreement dated June 1, 2017, and that letter agreement dated February 26, 2019.

10.      PrimeCo Site Agreement with Option dated July 23, 1997, between Kapalua Land Company, Ltd. and PrimeCo Personal Communications, L.P., as extended by that Renewal of PrimeCo Site Agreement with Option dated August 13, 2003, and that Renewal of Site Agreement with Option dated July 24, 2007, as amended by that Amendment No. 1 to Site Agreement dated January 14, 2010.

11.      Site License Agreement dated February 23, 1996, between Kapalua Land Company, Ltd. and Western PCS II Corporation, as amended by that Amendment and Restatement of Site License Agreement dated July 15, 1996, that Second Amendment to Site License Agreement (T-Mobile West Corporation, a Delaware corporation) dated September 1, 2010, and that Third Amendment to Site License Agreement, a memorandum of which was recorded on October 3, 2016.